[GRAPHIC OMITTED]        CODE OF ETHICS
                         REGARDING
                         PERSONAL TRADING
                         IN
                         SECURITIES
                         AND CONFLICTS OF INTEREST
                         -------------------------------------------------------

I. INTRODUCTION

A. PURPOSE
Although Stein Roe & Farnham Incorporated ("SRF") believes that individual investment activities by its officers and employees should not be prohibited or discouraged, the fiduciary obligations of SRF to its clients and of the Funds to their shareholders necessarily require some restrictions on the personal investment activities of the directors, officers, trustees and employees of SRF and the Funds and of members of their families.

This Code of Ethics is intended to address three fundamental principles which must guide our personal investment activities in light of our fiduciary duties:

FIRST, THE INTERESTS OF CLIENTS AND FUND SHAREHOLDERS MUST ALWAYS TAKE PRECEDENCE OVER PERSONAL INTERESTS;

SECOND, SRF PERSONNEL MUST NOT TAKE INAPPROPRIATE ADVANTAGE OF THEIR POSITIONS AS SECURITIES INDUSTRY PROFESSIONALS; AND,

THIRD, PERSONAL INVESTING ACTIVITIES MUST BE CONDUCTED IN SUCH A WAY AS TO AVOID ANY ACTUAL OR POTENTIAL CONFLICT WITH INVESTMENT ACTIVITIES UNDERTAKEN FOR CLIENTS OR FUND SHAREHOLDERS.

Further, Securities and Exchange Commission rule 17j-1 under the Investment Company Act of 1940 requires that every investment company and any adviser to an investment company adopt a code of ethics regarding personal investment activities of persons having access to information about portfolio transactions of the investment company, and rule 204-2 under the Investment Advisers Act requires that investment advisers keep certain records, which must be available for inspection by representatives of the SEC, regarding personal investment activities of advisory personnel.

This Code of Ethics ("Code") has been adopted by SRF and by the respective boards of trustees (the "Fund Boards") or similar governing bodies of the investment companies managed by SRF ("Funds"), to address these principles and regulatory requirements.

B. COMPLIANCE WITH THIS CODE IS A CONDITION OF EMPLOYMENT
Compliance with this Code and the principles described above is a condition of employment of each officer and employee of SRF. Violation of this Code or the principles may be cause for disciplinary action by SRF, including termination of employment. Other disciplinary actions can include warnings, and periods of "probation" during which all personal investment activities (except for specifically approved liquidation of current positions) is prohibited.

Personal investment activities of persons covered by this Code must adhere to the fundamental principles described above, as well as the specific provisions of the Code. It bears emphasis that technical compliance with the letter of the Code's requirements and procedures will not automatically insulate from scrutiny transactions which appear to indicate a pattern of abuse of an individual's fiduciary duties to the Funds or other clients of SRF.

C. INTERPRETATION AND ENFORCEMENT
Questions regarding personal investment activities under the Code should be directed to SRF's Compliance Manager who also is responsible for the enforcement of the Code subject, in the case of disciplinary sanctions, to the approval of the General Counsel of SRF and the Chief Compliance Officer of Liberty Financial Companies, Inc. Violations resulting in disciplinary action, including identification of the persons involved, description of the nature of the violation, and the disciplinary action taken, also are reported periodically to the respective Executive Committees of Stein Roe & Farnham Private Capital Management and Liberty Funds Group (a business unit which includes SRF's mutual funds and institutional asset management businesses) and to the boards of the Funds.

D. DEFINITIONS
This Code classifies directors, officers, trustees, and employees of SRF and the Funds into several categories, and imposes varying requirements by category appropriate to the sensitivity of the positions included in that category.

INVESTMENT PERSONNEL

Investment Personnel includes: portfolio manager, associate manager, and research analysts entrusted with the direct responsibility and authority, either alone or as part of a co-manager team or group, to make investment decisions regarding a Fund or other client; and

members of investment strategy and policy committees, portfolio administrators, trading personnel and all other directors and officers of SRF, who, in connection with their regular duties know or have access to information about the purchase or sale of a security by a fund or client.

ACCESS PERSONNEL

Access Persons include Investment Personnel and all other directors, officers and employees of SRF (except Limited Access Persons), regardless of job function, as any SRF employee can be exposed from time to time to information about client or Fund portfolio activities.





LIMITED ACCESS PERSON

 A Limited Access Persons is a person who (1) is (i) a Fund trustee who is neither an unaffiliated trustee nor a director, officer or employee of SRF, (ii) a director or officer, but not an employee, of SRF who does not in the course of his or her normal duties obtain information about client or fund portfolio activities or (iii) an employee, but not an exclusive employee, of SRF who is also a director, officer or employee of another investment adviser or sub-adviser to a Fund (including a person who may be dually employed by SRF and such other adviser or sub-adviser) and (2) is subject to an Affiliate Code (as such term is described below) of another investment adviser (the "Affiliated Adviser") controlled by Liberty Financial Companies, Inc. ("LFC"), provided that:


     1. the Affiliated Adviser has adopted a Code of Ethics complying with Rule 17j-1 under the Investment Company Act 1940 that has been adopted by the Fund Boards (an "Affiliate Code");

     2. such person's personal securities transactions are governed by the Affiliate Code and;

     3. the Affiliated Adviser maintains a procedure to inform the Trustees of the Funds and the Chief Compliance Officer of SRF (a) promptly in writing of any change to the Affiliate Code, and (b) at least quarterly of any violations of the Affiliate Code and any action taken in response to each such violation.

Unaffiliated Trustees are the trustees or similar governing board members ("trustees") of the Funds who are not directors, officers or employees of SRF or of any company controlling, controlled by or under common control with SRF.

OTHER DEFINED TERMS

Personal Transactions include transactions in securities and security derivative interests for the account of any individual subject to this Code for his or her own account, for an account owned jointly with another person, or as guardian, executor or trustee, or for any account in which such individual, his or her spouse or minor child residing in the same household, has an interest. Exceptions regarding specified accounts may be made on a case-by-case basis by the Compliance Manager where the Access Person certifies in writing (and annually re-certifies, as applicable) that he or she has no control over the account, e.g., a trust or estate managed by an independent trustee or executor, or that the account belongs to a spouse whose transactions in securities are subject to a code of ethics of his or her employer. In making such exceptions, the Compliance Manager may require the Access Person to comply with various requirements under this Code, e.g., periodic filing of holdings or transaction reports, as the Compliance Manager deems appropriate in the circumstances.

Securities include equities and equity-related securities, such as common stocks, options on common stocks, preferred stocks, shares of closed-end investment companies, convertible or participating debentures or notes, various derivative and corporate and municipal bonds and notes. Securities also include limited partnership interests and private placement common or preferred stocks or debt instruments.


Securities for purposes of this Code do not include:
U.S. Government obligations, bankers' acceptances, bank certificates of deposit, commercial paper, shares of registered open-end investment companies (mutual funds), index-based futures/options, options/futures on Treasury Notes or Bills, Currency options/futures, or Liberty Financial Companies, Inc. stock or options thereon.

Commodity Interests include futures contracts, and options on futures, relating to any STOCK OR BOND. Commodity interests in agricultural or industrial commodities, such as agricultural products or precious metals, are not covered under this Code.

II. GENERAL REQUIREMENTS

The following general requirements of the Code are applicable to all Access Persons (that is, to all SRF directors, officers and employees except those persons described above who are not subject to this Code of Ethics, or to other sub-groups as indicated:

A. DISCLOSURE OF HOLDINGS AND ACCOUNTS; ANNUAL CERTIFICATION OF COMPLIANCE

All Access Persons must disclose to the Compliance Manager upon commencement of employment, and THEREAFTER ON AN ANNUAL BASIS FOR ALL NON-INVESTMENT PERSONNEL, all securities and commodity interest holdings and accounts.

1. Each Access Person shall notify the Compliance Department each time he/she opens a brokerage account that may be used to transact business in Securities. The Compliance Department shall instruct the appropriate firm to provide duplicate confirmations and periodic statements showing all purchases and sales of securities to:

                           Stein Roe & Farnham Incorporated
                           Attn.: Compliance Manager
                           P.O. Box 4859
                           Chicago, Illinois 60680-4859

         Although the Compliance Department will instruct the firm to provide duplicate confirmations and periodic statements, it remains the responsibility for the person who opens the account to see that the firm sends the required confirmations and statements to SRF.

2. For any Access Person who maintains a bank custody account for personal holdings, the bank custodian's statements will be accepted in lieu of broker account statements.

Each calendar year each Access Person must complete and submit to the Compliance Manager, the form of certification stating that he/she has received and reviewed, and will comply with, this Code of Ethics.

B. DISCLOSURE OF FAMILY MEMBERS EMPLOYED IN THE SECURITIES OR COMMODITY INDUSTRY Every Access Person must disclose in writing to the Compliance Manager the employment of a spouse, other family member or anyone residing at the Access Person's address (including a parent, sibling, spouse, child, grandchild, aunt, uncle, nephew or niece, or the parent, sibling, child, grandchild, aunt, uncle, nephew or niece of his or her spouse) in the securities or commodity industry with their job title. It is prohibited for any director, officer or employee to influence the investment activities of SRF for clients for direct or indirect personal or familial benefit.

C. TRADING WHILE IN POSSESSION OF MATERIAL NON-PUBLIC ("INSIDE") INFORMATION IS PROHIBITED All directors, officers and employees should read, understand and comply with SRF's "Policies and Procedures Regarding Misuse of Material Non-Public ("Inside") Information" which is distributed annually to all personnel by the Compliance Department. It bears emphasis that an Access Person's knowledge of pending Fund or other client transactions in a security may be material non-public information, and that personal trading in such security by the Access Person or others in possession of that information not only would violate this Code, but also could subject the trader to criminal penalties under federal securities laws.

D. RECEIPT OF GIFTS, PREFERRED INVESTMENT OPPORTUNITIES OR OTHER THINGS OF MORE THAN "DE MINIMIS" VALUE FROM PERSONS OR ENTITIES DOING BUSINESS OR SEEKING TO DO BUSINESS WITH SRF IS PROHIBITED Receipt by an Access Person of a non-cash gift of more then a "de minimis" value (i.e., in excess of $100), a cash payment in any amount, a preferred personal investment opportunity, or other thing of more than "de minimis" value from any person or entity doing business or seeking to do business with SRF or any Fund, including a broker-dealer or security issuer, poses a potential conflict of interest and is prohibited. All directors, officers and employees should read, understand and comply with SRF's statement of policy regarding "Conflicts of Interest in Relationships with Clients and Service or Supply Vendors" which is attached.

E. PURCHASE OF SECURITIES FROM OR SALE OF SECURITIES TO CLIENTS PROHIBITED Directors, officers and employees are prohibited from, directly or indirectly, purchasing any security from or selling any security to a client account. Such a transaction would pose a direct conflict with SRF's fiduciary duty to the client, and would violate applicable federal and state securities laws (including, investment company clients, Section 17(a) of the Investment Company
Act) and ERISA.

F. PURCHASE OF EQUITY SECURITIES IN AN INITIAL PUBLIC OFFERING IS PROHIBITED Purchase of equity securities in initial public offerings (IPOs) by Access
Persons creates an appearance that such personnel have taken inappropriate advantage of their positions for personal benefit. Accordingly, purchase of equity securities in an IPO by Access Persons is prohibited without exception. FURTHER, IT IS PROHIBITED TO USE THE FACILITIES OF SRF TO SECURE AN IPO EQUITY PURCHASE, DIRECTLY OR INDIRECTLY, FOR ANY NON-CLIENT, OR TO INDIRECTLY (THAT IS, IN CIRCUMVENTION OF SRF PROCEDURES FOR ALLOCATION OF IPO PURCHASES AMONG CLIENTS) SECURE AN IPO EQUITY ISSUE FOR ANY CLIENT. The prohibition on purchasing equity securities in an IPO will not apply if the Access Person has the right to purchase such security based on a pre-existing status as a POLICYHOLDER OR DEPOSITOR. Evidence of the pre-existing status must be presented to the Compliance Department prior to participation in the IPO.

H. DAY TRADING IS PROHIBITED
Access Persons are permitted to execute personal trades on the Internet but day trading (purchase then sell or vice versa the same security in the same day) is prohibited.



III. PERSONAL TRADING PROCEDURES FOR ALL ACCESS PERSONS

A. ALL TRANSACTIONS IN SECURITIES AND COMMODITY INTERESTS MUST BE PRE-CLEARED WITH THE COMPLIANCE DEPARTMENT Every transaction in a security (including both publicly traded and private placement securities) or commodity interest by an Access Person must be pre-cleared and approved by the Compliance Department prior to executing an order. Once granted, pre-clearance approval is valid only until the close of business on the next business day (or, in the case of a private placement purchase, the closing of the private placement transaction). An order which is not executed within that time must be re-submitted for pre-clearance approval. Pre-clearance approval is requested by utilizing the FlexSpace application on your Windows NT desktop. Choose "Personal Trades" from the list of applications. Once the Personal trades application has been started, open the "Trade Clearance" view by selecting that option from the View list. To enter a trade request use the "Enter Trade" screen. The Compliance Administrator will notify an Access Person whether or not a trade is approved via "Trade Clearance-My Trades" screen. The Access Person may place the trade with his/her broker as soon as he/she receives an approved pre-clearance.

In submitting a proposed transaction for pre-clearance approval, an Access Person must certify that the proposed transaction complies with the requirements of this Code. In addition, a Portfolio Manager or Associate Manager submitting a pre-clearance approval request must certify that he or she has determined that it is not then appropriate to buy/sell the particular security for a client portfolio for whom he or she has responsibility (including Funds in regard to Fund managers). However, because compliance with this Code of transactions by Investment Personnel may depend on their subsequent investment activities for clients, pre-clearance approval of a transaction by the Compliance Department does not necessarily mean the transaction complies with this Code.

Trades can only be placed in accounts that have previously been disclosed to the Compliance Department and for which duplicate statements are being received (or will be received, for a new account). Once an Access Person has been notified that a trade has been approved, it is the Access Person's responsibility to release the trade to the broker with instructions to fill the trade no later than the close of business on the business day following authorization.

In determining whether to approve purchases of private placement securities by Investment Personnel, the Compliance Department shall consider, among other factors, whether the investment opportunity should be reserved for Funds or other clients, and whether the opportunity is being offered to the Access Person by virtue of his or her position with SRF.

EXCEPTIONS TO PRE-CLEARANCE RULE:

1.       Third Party Investment Advisers:
         An exception to the pre-clearance rule is made for employees whose assets are managed on a discretionary basis by an INDEPENDENT third party registered investment adviser. The registered investment adviser or representative thereof, may not be a family member. Verification of the investment adviser's discretionary relationship must be provided to and approved by the Compliance Manager in writing on an annual basis (copy of the signed contract is required). Although, a power of attorney with a broker usually provides the broker with trading authority, it normally does not give the broker investment discretion and therefore, a power of attorney by itself normally will not satisfy the requirements for a pre-clearance exception. Any agreement with a broker will only qualify for the exception if the agreement identifies the broker as an investment adviser, not as an agent.

         While these accounts are exempt from pre-clearance, they are still subject to all other provisions of the Code (i.e., 60 day ban on short term profits, seven-day pre-and post transaction blackout period surrounding client or Fund transactions, prohibition on the purchase of IPO's and providing duplicate confirmations and periodic statements).

2.       Liberty Financial Companies, Inc. ("LFC") Stock Options:
         An exception to the pre-clearance requirement will be made for certain employees who received LFC stock options and wish to exercise these stock options. These options are exercised through LFC, who will report the exercise directly to the Compliance Manager. A cashless exercise of a LFC stock option is permitted through Merrill Lynch. LFC should be contacted for instructions on exercising options.

3.       Purchase or sale of LFC Stock:
         An exception to the pre-clearance requirement will be made for those purchases or sales of LFC stock.

4.   No-Load Stock Programs,  Dividend  Reinvestment  Plans or Investment Clubs:
     Participation in these programs for all Access Persons requires approval by the Compliance Manager. Purchases directly from an issuer or a pre-approved Investment Club are not subject to the pre-clearance requirement but the transaction must be reported within three days of receipt of confirmation that the transaction has been executed.

5. Exercise of rights issued by an issuer pro rata to all holders of a class of its securities: Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired, do not need to be pre-cleared but a report of the exercise must be forwarded to the Compliance Manager. (Purchases of such rights in the secondary market and subsequent sale thereof are subject to pre-clearance.)

B. SEVEN-DAY BLACKOUT PERIOD APPLICABLE TO CERTAIN MODEL PORTFOLIO STOCKS AND RELATED SECURITIES Model Portfolios (such as the Taxable Core Equity Portfolio) are intended to provide guidance to portfolio managers in making investment decisions for client accounts, and are widely communicated throughout SRF. Because SRF does not manage all client accounts identically, changes in a Model Portfolio can be expected to result in transactions for client accounts occurring over a period of several days following the change. Accordingly, a "blackout" period on personal investment activity in securities which are the subject of such a change, or of a related security, is appropriate following any such change.

No purchase or sale of a stock (or related option or other derivative of such security) by any Access Person is permitted for a period of seven calendar days (exclusive of the day of the relevant change) following:

     1. the addition or deletion of such stock to or from the Taxable Core Equity Portfolio, the Non-Taxable Core Equity Portfolio, the Tax Managed Growth Portfolio and the Monitor List (collectively "Model Portfolios") or

     2. a change in recommendation (Increase, Accumulate or Decrease) of any stock in any Model Portfolio.

With respect to personal sales only, exceptions to the seven calendar day blackout period may be made on a case-by-case basis by the Compliance Manager where it appears all anticipated client and Fund transactions have been completed prior to the expiration of the blackout period.

C. BLACKOUT PERIODS NOT APPLICABLE TO CERTAIN HIGHLY LIQUID SECURITIES OR LFC STOCK Personal investment transactions in stocks (and in convertible bonds or convertible preferred stocks convertible into such common stocks) of companies with a market capitalization of $5 billion or more at the time of purchase or sale are not subject to the seven-day blackout period otherwise applicable to all Access Persons described in III.B., above. In addition such securities and LFC stock are not subject to the 15 day pre- and post-transaction blackout period otherwise applicable to Portfolio Managers and other Investment Personnel described in IV.A., below. Since LFC stock may not be held by SRF clients, the model portfolios, or mutual funds, activity by Access Persons in LFC stock will not adversely affect our clients. This includes LFC options. Stocks with a market capitalization of $5 billion or more are sufficiently liquid and actively traded that investment transactions undertaken for SRF clients and Funds are unlikely to have any significant impact on the market price of such stocks. However, because options and other derivatives may involve leverage which magnifies the effect of even small price changes in the underlying stock, PERSONAL INVESTMENT TRANSACTIONS IN OPTIONS AND OTHER DERIVATIVES REMAIN SUBJECT TO THE BLACKOUT PERIODS DESCRIBED IN III.B. AND IV.A.

IV.  ADDITIONAL   RESTRICTIONS   APPLICABLE  TO  PORTFOLIO  MANAGERS  AND  OTHER
INVESTMENT PERSONNEL

A. 15 DAY PRE- AND POST-TRANSACTION BLACKOUT PERIOD SURROUNDING CLIENT OR FUND TRANSACTIONS AND MODEL PORTFOLIO CHANGES PORTFOLIO MANAGERS AND ASSOCIATE MANAGERS are prohibited from buying or selling a security (or a related option or other derivative of such security) during the 15 calendar days commencing on the seventh calendar day preceding the day on which transaction in such security is executed for the account of a Fund or other client managed by such Portfolio Manager. This 15-day blackout period also applies to all co-managers of a Fund or client account.

The 15-day blackout period also applies to any research analyst who recommends the purchase or sale of the particular security to a Portfolio Manager; PROVIDED HOWEVER, that if the recommendation is only a reiteration (Maintain) of a prior recommendation, the analyst is prohibited from buying or selling a security on THE BUSINESS DAY BEFORE, THE DAY OF AND THE BUSINESS DAY AFTER the reiteration (Maintain) of the prior recommendation. Equity analysts are prohibited from buying or selling a security (or a related option or other derivative of such security) during the 15 calendar days commencing on the seventh calendar day preceding the day on which such analyst's addition or deletion of such security to Model Portfolios or such analyst's change in recommendation of such security on Model Portfolios.

MODEL PORTFOLIO TEAM MEMBERS ARE PROHIBITED FROM BUYING OR SELLING A SECURITY (OR A RELATED OPTION OR OTHER DERIVATIVE OF SUCH SECURITY) DURING THE 15 CALENDAR DAYS COMMENCING ON THE SEVENTH CALENDAR DAY PRECEDING THE DAY ON WHICH ANY PURCHASE OR SALE OF SUCH SECURITY IN THE MODEL PORTFOLIO FOR WHICH SUCH TEAM IS RESPONSIBLE.

SRF recognizes that the application of the 15-day blackout period poses certain procedural difficulties and may result in inadvertent violations from time to time by covered personnel. Where such a violation results from a transaction which can be reversed prior to settlement, such transaction should be reversed, with the cost of reversal being borne by the covered person; or, if reversal is impractical or impossible, exceptions to this prohibition MAY be allowed by the Compliance Manager on A CASE-BY-CASE basis, but only where no abuse is involved and the equities of the situation strongly support an exception. If no exception is granted the employee will be required to disgorge any profits, net of brokerage commission, to the Stein Roe & Farnham Foundation or monetary penalties may be imposed.

B. BAN ON SHORT TERM TRADING PROFITS.
Portfolio Managers and other Investment Personnel are prohibited from profiting in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 60 calendar days. Where a violation of this prohibition results from a transaction which can be reversed prior to settlement, such transaction should be reversed, with the cost of reversal being borne by the covered person; or, if reversal is impractical or impossible, then any profit realized on such short-term investment, net of brokerage commissions but before tax effect, shall be disgorged to the Stein Roe & Farnham Foundation.

The 60-day ban on short term profits does not apply to purchase or sale of LFC stock or the exercise of options to purchase shares of LFC and the immediate sale of the same or identical shares, including "cashless exercise" transactions.

IT IS RECOGNIZED THAT THIS PROHIBITION EFFECTIVELY LIMITS THE UTILITY OF OPTIONS TRADING, SHORT SALES OF SECURITIES, AND VARIOUS LEGITIMATE AND NON-ABUSIVE HEDGING ACTIVITIES BY PORTFOLIO MANAGERS AND OTHER INVESTMENT PERSONNEL.

SRF also recognizes that inadvertent violations of this prohibition may result in some instances from "involuntary" sales, E.G., where the issuer of a security purchased for long-term investment becomes the subject of a takeover bid, or presents a tender offer prior to the 60 days, or from routine dividend reinvestment or periodic purchase plan transactions. Accordingly, exceptions to this prohibition MAY be allowed by the Compliance Manager on A CASE-BY-CASE basis, but only where no abuse is involved and the equities of the situation strongly support an exception. If no exception is granted the employee will be required to disgorge any profits, net brokerage commission, to the Stein Roe & Farnham Foundation or monetary penalties may be imposed.

C. DISCLOSURE AND COMPLIANCE/INVESTMENT PEER REVIEW OF CERTAIN HOLDINGS
A Fund Portfolio Manager and other Investment Personnel owning a security (or an option or other derivative relating to such security, or any privately placed security of the same issuer, whether debt or equity) being considered for initial purchase by a Fund which such Portfolio Manager manages or co-manages, or which such other Investment Personnel has recommended to a Fund Portfolio Manager, or proposed for addition to a Model Portfolio, must disclose the fact of his or her ownership in advance.

On or before the date any Investment Personnel recommends for a Fund (or Model Portfolio) the purchase or sale of a security that he or she personally owns, he or she must disclose such ownership by completing a form (Exhibit II attached) and submitting it to the Head of Equity or the Head of Fixed Income for signature. This disclosure requirement is specific to the individual Fund or Model Portfolio. This means that a separate form must be completed at the time of the initial recommendation for each Fund or Model Portfolio, even if such a form was previously completed for a different Fund or Model Portfolio. (However, the form does not need to be completed each time there is an addition to or deletion from a Fund or Model Portfolio position.) The form will then be forwarded to the Compliance Manager.

The investment decision to purchase such a security for a Fund or add such a security to a Model Portfolio shall be subject to independent review by Investment Personnel with no personal interest in the issuer, as follows:

     1. In the case of a holding by a Fund Portfolio Manager, the independent review shall be by the co-manager of the Fund or, if none, then by the Head of Equity Investments, the Head of Fixed Income or the Chief Investment Strategist;

     2. In the case of a holding by an equity analyst, the independent review shall be by the Head of Equity Investments or the Chief Investment Strategist; and,

     3. In the case a holding by a member of a Model Portfolio team, the independent review shall be by the other member(s) of that Model Portfolio team.

D. SERVICE AS A DIRECTOR OF A PUBLIC COMPANY
Portfolio Managers and other Investment Personnel are prohibited from serving as directors of publicly traded companies (other than LFC), except with the prior authorization of the Chief Compliance Officer of LFC. Such authorization, if granted, shall be based on a determination that the board service would not be inconsistent with the interests of the Funds and other SRF clients. In considering such authorization, the Chief Compliance Officer of LFC shall consult with the General Counsel of SRF concerning the imposition of appropriate procedures to prevent the misuse of material non-public information which may be acquired through board service, and other procedures or investment restrictions which may be required to prevent actual or potential conflicts of interest.

V. REPORTING PROCEDURES APPLICABLE TO ALL INVESTMENT PERSONNEL

A. QUARTERLY REPORTING FOR INVESTMENT PERSONNEL ONLY:
Investment Personnel (and any joint accounts or accounts in which they have an interest) are required to report and confirm their securities transactions to the Compliance Manager on a quarterly basis. Attached is the required form to be completed. (Exhibit I). The appropriate box must be checked or the required information completed and the form signed by the employee and returned to the Compliance Manager within 10 calendar days after the end of each calendar quarter (March 31, June 30, September 30 and December 31). Failure to complete/confirm and submit this quarterly transaction report within 10 calendar days following the quarter end will result in a monetary penalty for the first offense and the monetary penalty will continue to increase in determined increments for every additional quarter violation. Reporting violations will be reported quarterly to the respective Executive Committees of the Stein Roe & Farnham Private Capital Management and the Liberty Funds Group (a business unit which includes the Firm's mutual funds and institutional asset management businesses) and to the boards of trustees of the Funds.

Access persons who are not Investment Personnel will annually report their security holdings - see Section II. General Requirements.

B. ENFORCEMENT
The Compliance Manager shall review reports filed under the Code of Ethics to determine whether any violation of this Code of Ethics may have occurred. The Compliance Manager, acting at the direction of Stein Roe's General Counsel and the Chief Compliance Officer of Liberty Financial Companies, shall investigate any alleged violation of the Code of Ethics.

VI. REQUIREMENTS APPLICABLE TO LIMITED ACCESS PERSONS

A. EXEMPT TRANSACTIONS
Limited Access Persons are not subject to any procedural restrictions or reporting requirements with respect to personal investments in U.S. Government obligations, bankers' acceptances, bank certificates of deposit, commercial paper, or shares of registered open-end investment companies, index-based futures/options, options/futures on Treasury Notes or Bills, Currency options/futures or LFC stock or options therein. (collectively, "exempt transactions").

B. REPORTS OF NON-EXEMPT TRANSACTIONS
Pursuant to the requirements of rule 204-2 under the Investment Advisers Act, Limited Access Persons must report in writing to the Compliance Manager all non-exempt personal transactions in securities within 10 days of the end of the calendar quarter in which the transactions were effected. Such report shall include:

     1. the date of the transaction, the name and number of shares or principal amount of the security or commodity interest involved;

     2. the nature of the transaction (i.e., purchase, sale or other type of acquisition or disposition)

     3.   the price at which the transaction was effected; and,

     4. the name of the broker, dealer or bank with or through which the transaction was effected.

A Limited Access Person who has no reportable transactions within a calendar quarter shall file with the Compliance Manager within ten days of the end of such quarter a written report so stating.

C. ANNUAL REPORTS OF HOLDINGS AND ACCOUNTS; ANNUAL CERTIFICATION OF COMPLIANCE Each Limited Access Person shall file annually with the Compliance Manager a statement in writing disclosing all security and commodity interest accounts and holdings, as well as a certification that such person has read, understands and is in compliance with this Code.

D. CERTAIN OTHER GENERAL PROVISIONS OF CODE APPLICABLE TO NON-EMPLOYEE DIRECTORS AND OFFICERS The provisions of sections II.B., II.D., II.E, and II.F. of this Code, above, regarding disclosure to the Compliance Manager of the employment of a spouse or other family member in the securities or commodity industry, trading while in possession of material non-public information, receipt of gifts or other things of value from certain persons or entities, and purchase or sale of securities from or to clients, respectively, shall be applicable to non-employee directors and officers of SRF.

E. CONFLICT WITH FUND SECURITY OR COMMODITY INTEREST TRANSACTIONS
A Limited Access Person who knows or should know, by reason of his or her receipt of information, that a specific security or commodity interest is to be purchased or sold by any Fund, or is being considered for purchase or sale by any Fund, is prohibited from effecting any personal transaction in such security or commodity interest (or a related option or other derivative thereof) until the transaction(s) of the Fund(s) in such security or commodity interest have been completed.

VII. REQUIREMENTS APPLICABLE TO UNAFFILIATED TRUSTEES OF FUNDS

A. EXEMPT TRANSACTIONS
Unaffiliated trustees are not subject to any procedural restrictions or reporting requirements with respect to personal investments in U.S. Government obligations, bankers' acceptances, bank certificates of deposit, commercial paper, or shares of registered open-end investment companies, index-based futures/options, options/futures on Treasury Notes or Bills, Currency options/future, or LFC stock or options therein (collectively, "exempt transactions").

B. REPORTS OF CERTAIN NON-EXEMPT TRANSACTIONS
An unaffiliated trustee shall report in writing to the Compliance Officer a non-exempt personal transaction in a security or commodity interest within 10 days of the end of the calendar quarter in which such transaction was effected, IF AT THE TIME SUCH TRANSACTION WAS EFFECTED, the unaffiliated trustee knows, or in the ordinary course of fulfilling his or her official duties as a trustee should have known, that such security or commodity interest (or a related option or other derivative thereof or, in the case of a security or commodity interest which is an option or derivative, the underlying security or commodity) was or would be purchased or sold by a Fund, or such purchase or sale was or would be considered by a Fund or SRF as a Fund's investment adviser, during the 15 calendar day period immediately preceding or following the date of such unaffiliated trustee's transaction.

The report of an unaffiliated trustee of any such transaction shall include: the date of the transaction; the name and number of shares or principal amount of the security or commodity interest involved; the nature of the transaction (i.e., purchase, sale or other type of acquisition or disposition); the price at which the transaction was effected; and, the name of the broker, dealer or bank with or through which the transaction was effected.

The filing of any such report of a transaction by an unaffiliated trustee shall not be deemed an admission of an infraction of this Code nor any other impropriety.

C. CERTAIN OTHER GENERAL PROVISIONS OF CODE APPLICABLE TO UNAFFILIATED TRUSTEES OF THE FUNDS.
The provisions of sections II.C. of this Code, above, regarding trading while in possession of material non-public information, shall be applicable to unaffiliated trustees of the Funds.

D. CONFLICT WITH FUND SECURITY OR COMMODITY INTEREST TRANSACTIONS
An unaffiliated trustee of a Fund who knows or should have known that a specific security or commodity interest is to be purchased or sold by any Fund, or is being considered for purchase or sale by any Fund, is prohibited from effecting any personal transaction in such security or commodity interest (or a related option or other derivative thereof) until the transaction(s) of the Fund(s) in such security or commodity interest have been completed, except:

     1. purchases pursuant to a dividend reinvestment program or purchases based upon preexisting status as a policy holder or depositor;

     2. purchases of securities through the exercise of rights that have been issued as part of the pro rata issue to all holders of such securities and the sale of such rights

     3. transactions that are non-volitional, including any sale out of a brokerage account resulting from a bona fide margin call as long as collateral was not withdrawn form such account with 10 days prior to the call;

     4. transactions for an account over which the unaffiliated trustee has no direct or indirect influence or control, including any transaction in a personal account managed by a registered investment adviser with discretion provided trustee did not have prior knowledge of the transaction;

     5. transactions in securities of issuers with market capitalization's of $5 billion or more.


VIII. PERIODIC REPORTS TO MANAGEMENT AND TRUSTEES

The Compliance Manager shall prepare and deliver to the respective Executive Committees of the Stein Roe & Farnham Private Capital Management and the Liberty Funds Group (a business unit which includes the Firm's mutual funds and institutional asset management businesses) and to the boards of trustees of the Funds reports in writing which, at a minimum:

     1. not less frequently than quarterly, identify any violations of this Code (or of an Affiliate Code by a Limited Access Person) detected since the last such report which required significant remedial action, including the nature of the violation, the person or persons involved, and the disciplinary or other remedial action taken;

     2. not less frequently than annually, summarize existing procedures concerning personal investing, and any changes in such procedures since the last such report; and,

     3. not less frequently than annually, identify any recommended changes in existing restrictions or procedures based upon experience under the Code, evolving industry practices, or developments in applicable laws or regulations.


                              CONFLICTS OF INTEREST
                              IN RELATIONSHIPS WITH
                      CLIENTS AND SERVICE OR SUPPLY VENDORS
STATEMENT OF POLICY
The policy of Stein Roe & Farnham Incorporated ("SRF") is to procure supplies and services, including brokerage services for the execution of client transactions, and to provide services to its clients, on the basis of quality, appropriate requirements, and reasonable cost, consistent with high professional standards. Accordingly, all officers and employees must remain free from any improper influences exerted either directly or indirectly by persons or firms which may have a material interest in or influential relationships with persons or firms dealing with SRF or its clients.

GUIDELINES TO IMPLEMENT THE POLICY
All officers and employees of SRF are prohibited from, directly or indirectly:

(1) accepting payments, gifts, services, loans or other gratuities offered in the course of their employment by persons or firms doing or seeking to do business with SRF or any client or prospective client of SRF, if the circumstances surrounding the acceptance of such gratuities might be construed to obligate SRF, influence a business decision involving the person or firm involved, or provide an officer or employee something of significant value. Examples of the types of gratuities which are prohibited include, but are not limited to:

          (a)  cash payments in any amount;

          (b)  gifts in excess of "de minimis" value, i.e., in excess of $100;

          (c) lavish entertainment, i.e., beyond normal business luncheons or dinners;

          (d) domestic or foreign travel or lodging, or reimbursement for the cost thereof, even if in connection with an otherwise legitimate business purpose such as meetings with clients or prospective clients, security issuers or underwriters1;

          (e)  loans of money or facilities; or,

          (f)  preferred personal investment opportunities.

(2) offering or giving payments, gifts, services, loans or other gratuities to clients, prospective clients, government officials or government employees2, or employees of any other firm to promote special treatment for SRF or to influence a business decision.

(3) asking or suggesting that any other officer or employee of SRF, or an officer or employee of any other firm, make personal political3 or charitable contributions or payments which could be construed to directly benefit SRF; or from using SRF funds to compensate or reimburse the donor for any such personal political4 or charitable contribution or payment.

ENFORCEMENT OF THE POLICY
Strict adherence to this policy is required of all officers and employees as a condition of employment with SRF. Further, all officers and employees are required:

     (1) to disclose to SRF's compliance manager the receipt of any payments, gifts, services, loans or other gratuities which might be in violation of this policy; and,

     (2) to annually certify in writing their understanding of and adherence to this policy.

Notice of this policy shall be directed to all officers and employees of SRF, and to all service or supply vendors which do business with SRF, including broker-dealers used for the execution of client transactions


                                                                       EXHIBIT I


   STEIN ROE & FARNHAM - QUARTERLY PERSONAL TRANSACTION REPORT FOR INVESTMENT
                        PERSONNEL AND AFFILIATED TRUSTEES


For the period _____________________

Employee:_________________________

During the quarter listed above, in the accounts that I directly or indirectly control and in which I have a direct or beneficial interest, I (check one):

                  _____    had no reportable transactions

                  _____ previously reported all securities transactions and I confirm that these transactions were placed through the accounts for which Stein Roe receives duplicate confirmations and statements.

                  _____   need to report the following securities transactions:

-------------- ------ --------------- ----------------------------------- ----------- -----------------------
               B
Trade Date     S*      Amount          Description                         Price       Broker
-------------- ------ --------------- ----------------------------------- ----------- -----------------------

-------------- ------ --------------- ----------------------------------- ----------- -----------------------

-------------- ------ --------------- ----------------------------------- ----------- -----------------------

-------------- ------ --------------- ----------------------------------- ----------- -----------------------

-------------- ------ --------------- ----------------------------------- ----------- -----------------------

-------------- ------ --------------- ----------------------------------- ----------- -----------------------

-------------- ------ --------------- ----------------------------------- ----------- -----------------------

* if other than Bought or Sold, please explain on reverse side

I CERTIFY THAT THE TRANSACTIONS REPORTED HEREIN ARE IN COMPLIANCE WITH THE PROVISIONS OF THE CODE OF ETHICS REGARDING PERSONAL TRANSACTIONS IN SECURITIES AND COMMODITIES INTERESTS.


--------------                         -----------------------------------------
 Date                                                                  Signature




                                                                      EXHIBIT II
                    NOTIFICATION OF PERSONAL SECURITIES HELD

The purpose of this form is to disclose your personal holdings of the recommended client portfolio/fund security purchase, IN ADVANCE of the purchase for the client portfolio/fund. A written authorization is required for EACH portfolio/fund for which you have investment discretion. Please provide this form to the Head of Equity or the Head of Fixed Income to determine if holding or position may require sale or closure.

Please complete all requested information.

Name:__________________________________

Date: _________________________________

PERSONAL HOLDINGS
--------------------------------------------- ----------------------------------- -----------------------------------

NAME OF SECURITY/BOND                         COST BASIS  &  YEAR ACQUIRED        CURRENT PRICE
--------------------------------------------- ----------------- ----------------- -----------------------------------

--------------------------------------------- ----------------- ----------------- -----------------------------------

--------------------------------------------- ----------------- ----------------- -----------------------------------

--------------------------------------------- ----------------- ----------------- -----------------------------------

--------------------------------------------- ----------------- ----------------- -----------------------------------

LIST ALL PORTFOLIOS/FUNDS FOR WHICH THE PURCHASE IS BEING MADE.
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

                          Signature _________________________________________________________
                    (Head of Equity or Head of Fixed Income)


cc: Compliance Manager form

--------

1. It is the position of the Securities and Exchange Commission that, while direction of client brokerage transactions in respect of the acquisition of investment research provided by broker-dealers is protected under ss.28(e) of the Securities Exchange Act, the provision of travel, entertainment and lodging expenses in connection with research activities is not so protected. Accordingly, travel, entertainment or lodging expenses, or reimbursement therefor, may not be accepted from broker-dealers doing business or seeking to do business with SRF, even if in connection with appropriate investment research activities.

2. The offering or giving of gifts or gratuities to government officials or employees may violate applicable federal, state or local anti-bribery laws, and subject the officer or employee, or SRF, to civil or criminal penalties, including imprisonment.

3. Solicitation of personal contributions to Political Action Committees by officers and employees is not prohibited.

4. Reimbursement from corporate funds of personal political contributions may violate federal, state or local campaign finance laws, and subject the violator to civil or criminal penalties, including imprisonment.